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                                 AMRESCO, INC.,
                                     ISSUER



                                       AND



              FIRST INTERSTATE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                     TRUSTEE


                           --------------------------


                          FIRST SUPPLEMENTAL INDENTURE
                            Dated as of April 1, 1996

                                       to

                                    INDENTURE
                          Dated as of November 27, 1995


                           --------------------------


                                   $45,000,000


                 8% Convertible Subordinated Debentures Due 2005

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     FIRST SUPPLEMENTAL INDENTURE, dated as of April 1, 1996, between AMRESCO,
INC., a Delaware corporation (the "Company"), and FIRST INTERSTATE BANK OF TEXAS, NATIONAL ASSOCIATION, Trustee, (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of November 27, 1996 (the "Indenture"), pursuant to which $45,000,000 aggregate principal amount of 8% Convertible Subordinated Debentures Due 2005 of the Company (collectively, the "Debentures") were issued; and

     WHEREAS the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending Sections 201, 202, 203 and 305 of the Indenture in the manner set forth below; and

     WHEREAS, Section 901 of the Indenture provides that a supplemental indenture may be entered into between the Company and the Trustee without the consent of holders of Debentures for certain purposes; and

     WHEREAS, the Company has furnished the Trustee with an Officer's Certificate complying with the requirements of Section 102 of the Indenture and stating that all conditions precedent provided for in the Indenture with respect to this First Supplemental Indenture have been complied with; and

     WHEREAS, the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 102 of the Indenture and stating that in the opinion of such counsel all conditions precedent provided for in the Indenture with respect to this First Supplement Indenture have been complied with; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done;

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Debentures by the holders thereof it is mutually covenanted and agreed for the equal and proportionate benefit of all holders of the Debentures, as follows:

                                       -1-

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     Section 1.01   AMENDMENT OF SECTION 201 OF THE INDENTURE.

     The first sentence of the first paragraph of Section 201 of the Indenture is hereby amended by deleting therefrom the parenthetical "(in addition to the legend set forth in Section 203 below)".

     Section 1.02   AMENDMENT OF SECTION 202 OF THE INDENTURE.

     The restrictive legend set forth entirely in capitalized letters set forth below and comprising the first full paragraph of Section 202 of the Indenture is hereby deleted in its entirety:

     THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES ACT REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. UNTIL 40 DAYS AFTER THE ORIGINAL ISSUE DATE OF THIS SECURITY (THE "RESTRICTED PERIOD"), THE SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED EACH IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS SECURITY, ACKNOWLEDGES THAT THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY WILL BEAR A COMPARABLE LEGEND AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (A)(1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (2) TO THE COMPANY AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

     Section 1.03   AMENDMENT TO SECTION 203 OF THE INDENTURE.

     The eleventh full paragraph of Section 203 of the Indenture set forth below is hereby deleted in its entirety:

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     With respect to the registration of any proposed transfer of a
     Security to any person who is not a U.S. Person as defined under Regulation S promulgated under the Securities Act (a "Non-U.S. Person"), the Security Registrar shall register the transfer of any Security only if (A) the transferor furnishes to the Company and the Security Registrar such certifications, legal opinions or other information as they may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, (B) the proposed transferee has delivered to the Security Registrar a certificate in a form satisfactory to the Company and (C) an Officer of the Company approves the transfer in writing, whereupon the Security Registrar shall reflect on its books and records the date and amount transferred, and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver one or more Securities of like tenor and amount.

     Section 1.04   AMENDMENT OF SECTION 305 OF THE INDENTURE.

     The seventh full paragraph of Section 305 of the Indenture set forth below is hereby deleted in its entirety:

     With respect to the registration of any proposed transfer of a Security to any person who is not a U.S. Person as defined under Regulation S promulgated under the Securities Act (a "Non-U.S. Person"), the Security Registrar shall register the transfer of any Security only if (A) the transferor furnishes to the Company and the Security Registrar such certifications, legal opinions or other information as they may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, (B) the proposed transferee has delivered to the Security Registrar a certificate in a form satisfactory to the Company and (C) an Officer of the Company approves the transfer in writing, whereupon the Security Registrar shall reflect on its books and records the date and amount transferred, and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver one or more Securities of like tenor and amount.


                                   ARTICLE TWO

     Section 2.01 DEFINED TERMS. All terms used in this First Supplemental Indenture not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

     Section 2.02 EXECUTION IN COUNTERPARTS. This first Supplemental Indenture may be executed in any number of counterparts. Each such counterpart shall be an

                                       -3-

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original, but such counterparts shall together constitute one and the same instrument.

     Section 2.03 CONFIRMATION OF INDENTURE. Except as amended and supplemented hereby, all of the provisions of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.

     IN WITNESS WHEREOF, the Company has caused this First Supplemental Indenture to be duly executed and the Trustee has caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                              AMRESCO, INC.


                              By: /S/ BARRY L. EDWARDS
                                  --------------------------------------------
                                  Name: Barry L. Edwards
                                       ---------------------------------------
                                  Title: Executive Vice President
                                        --------------------------------------


                              FIRST INTERSTATE BANK OF TEXAS, NATIONAL
                              ASSOCIATION, Trustee


                              By: /S/ DENNIS J. ROEMLEIN
                                  --------------------------------------------
                                  Name: Dennis J. Roemlein
                                       ---------------------------------------
                                  Title: Vice President
                                        --------------------------------------

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